SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     February 2, 1999

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-19278                 13-3357370
(State or other jurisdiction     (Commission file Number)          (IRS
      of incorporation)                                      Identification No.)



                 51 James Way, Eatontown, New Jersey      07724
           (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code            (732) 542-2800



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              Item 5. Other Events


Osteotech, Inc. announced that it has completed its previously announced acquisition of a 90% interest in OST Developpement SA ("OST") of Clermont-Ferrand, France. On June 25, 1998, Osteotech acquired a 5% interest in OST. On January 25, 1999, the remaining 85% interest in OST was acquired with an effective date of January 1, 1999. The aggregate cost of the transaction is FFR 9,000,000 (about $1.5 million at current exchange rates). The acquisition is expected to contribute approximately $4 million in revenues and be accretive to net income in 1999. The agreement also provides for the future purchase by Osteotech of the remaining 10% of OST at a price to be determined at the time of the acquisition of the remaining shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 8, 1999

                                                  OSTEOTECH, INC.
                                                   (Registrant)


                                       By:   /s/ Michael J. Jeffries
                                             -----------------------------------
                                             MICHAEL J. JEFFRIES
                                             Executive Vice President,
                                             Chief Operating Officer and
                                             Chief Financial Officer
                                             (Principal Financial Officer
                                             and Principal Accounting Officer)